Exhibit 99.1

INmune Bio Inc. Announces Year End 2024 Results and Provides a Business Update

Company to Host Conference Call Today, March 27, at 4:30pm ET

BOCA RATON, Fla., March 27, 2025 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage inflammation and immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the year ended December 31, 2024 and provides a business update.

Full Year 2024 and Recent Corporate Highlights

DN-TNF Platform Highlights (XPro1595, XPro™):

●	Announced completion of enrollment for its Phase 2 trial on Friday, 27 September, 2024. This global, blinded, randomized Phase 2 trial (the “AD02 trial”) is focused on patients with Early Alzheimer’s Disease (AD) and biomarkers of elevated neuroinflammation. Final enrollment of 208 patients exceeded the trial’s target enrollment of 201 patients.

●	Completed two separate interim analyses of blinded data from its AD02 trial. The analyses demonstrated exceptional performance of the novel cognitive measure EMACC, as well as highly significant correlation between baseline EMACC and Clinical Dementia Rating-Sum of Boxes (CDR-SB). Key findings of the analysis included:

o	Statistical Correlation: An independent review confirmed a significant correlation (p<0.001) between baseline scores on EMACC and CDR-SB, the key cognitive endpoints in the AD02 trial.

o	Reliability: The correlation of EMACC when measured during the screening process and again at the first study visit before treatment was found to be 0.93. Higher precision produces results that are more robust and replicable with smaller sample sizes.

o	Differentiation Capability: The difference in EMACC performance between patients with CDR global ratings of 0.5 (prodromal AD) and those rated 1.0 (mild dementia) was very large, with an effect size (Cohen’s d) of 0.87 (p<.0001). This demonstrates EMACC’s ability to accurately differentiate between disease stages, highlighting its sensitivity and precision.

●	Hosted a webinar titled “Why EMACC is the Optimal Tool for Measuring Cognitive Change in Early Alzheimer’s Trials,” that explained the development of EMACC and its advantages in assessing cognitive changes over time in early AD patients while also covering the regulatory landscape for Alzheimer’s disease drug development and the role of the CDR-SB clinical scale. The replay can be found here or with this link: https://www.youtube.com/watch?v=3-J3nx_uxMc.

●	Announced publication in Cell Reports, “Microglia Regulate Cortical Remyelination via ΤNFR1-Dependent Phenotypic Polarization.” Myelin is necessary for fast and efficient communication between neurons. Loss of myelin compromises neuron function and communication and is a key step in the neurodegenerative process of many CNS diseases, including Alzheimer’s Disease. Data from the publication identifies soluble TNF as a critical cytokine checkpoint that converts microglia from a reparative, remyelinating cell to a damaging, demyelinating cell. These data suggest that blocking soluble TNF is a promising strategy for treating demyelinating diseases.

●	Announced new phase 1 study data presented at the annual Alzheimer’s Association International Conference on 29 July 2024 demonstrating dose-dependent effect of XPro™ on Proteins that regulate synapses in Alzheimer’s patients. The new analysis revealed that a 12-week treatment with XPro™ resulted in a significant change in synaptic proteins, which are essential for communication between neurons.

●	Announced statistically significant improvements in electroencephalography (EEG), a biomarker of brain function, in patients with moderate to severe Alzheimer’s Disease treated with XPro™ for four weeks.

●	Demonstrated 24-month stability validation of XPro™ for phase III readiness and commercial supply chain modeling & announced development of novel immunogenicity assay.

CORDStrom™ Platform

●	Reported results of a double-blinded, randomized, placebo-controlled, cross-over study, known as “MissionEB,” investigating CORDStrom™ for treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB) in pediatric patients, which evidenced a favorable benefit-risk profile.

●	FDA granted CORDStrom™ a Rare Pediatric Disease Designation (RPDD) and Orphan Drug Designation (ODD) for treatment of epidermolysis bullosa (EB).

●	Data from the MissionEB trial show that CORDStrom™ was easily delivered, extremely well tolerated, with no serious adverse events related to CORDStrom™ reported at either 3-months or 6-months post-treatment across all age and RDEB-severity patient sub-types. In children with severe disease, CORDStrom™ reduced itch at 3-months and led to a sustained reduction of over 27% at 6-months in some patients. These results demonstrate that a clinically meaningful reduction in itch severity is sustained over time. In children with intermediate disease severity, CORDStrom™ provided a broader range of improvements, including reduced skin involvement and less pain, as well as a large reduction in itch. In younger children with RDEB (age <10yrs), CORDStrom™ provided improvements in skin scores, indicating better skin integrity and reduced disease activity. Interviews with subjects and caregivers strongly support the clinical benefits of CORDStrom™ as both caregivers and patients were able to correctly identify which treatment had been CORDStrom™ and which had been placebo in this cross-over study.

●	The Company plans to initiate a 12-month open label study at GOSH, including all patients enrolled in the MissionEB study, where patients will receive 3 cycles of CORDStrom™ therapy at 0, 4 and 8 months. Each cycle of CORDStrom™ is a single infusion of CORDStrom™ 14 days apart.

INKmune® Platform:

●	Announced that INKmune® demonstrates excellent safety and increased NK-Cell activity in the first dosing cohort, in its Phase I/II trial (the “CaRe PC” trial) for men with metastatic Castration-Resistant Prostate Cancer (mCRPC). Blinded analysis of the monitoring blood samples from the first three patients showed changes in the phenotype and function of the patient’s NK cells. Although this is the lowest dose cohort, 2 of 3 patients showed an increase in circulating activated NK cells and all three showed increased NK cell function sustained for more than 40 days after the final INKmune® infusion.

●	The CaRe PC trial completed dosing of all patients in the phase I part of the trial and commenced dosing phase II patients at the intermediate and high dose cohorts. Interim analysis of the first three patients treated at the lowest dose was presented at the Innate Killer Summit conference in San Diego earlier this month and reported changes in all biomarkers consistent with NK cell activation in vivo post INKmune® treatment which mirrored that seen in patients with AML/MDS treated previously.

●	Published landmark paper in Journal Immunotherapy of Cancer senior-authored by Mark Lowdell, PhD, Chief Scientific Officer, titled, “Proteomic and phenotypic characteristics of memory-like Natural Killer cells for cancer immunotherapy.” The study demonstrates that memory-like natural killer (mlNK) cells, generated by either cytokine or INKmune® priming, show increased cytotoxicity against multiple tumor types, offering promising potential for cancer immunotherapy. Importantly, while most studies are conducted on NK cells from healthy volunteers, this study demonstrated that mlNK from cancer patients are equally as potent as those generated from healthy volunteers further supporting INKmune’s in vivo treatment methodology. The research also provides new insights into the metabolic and physiological mechanisms underlying NK cell memory, paving the way for innovative treatments in both hematological malignancies and solid tumors.

●	Announced new format of INKmune® that supports highest trial dose with single bag administration and expansion of bioreactor capacity in preparation of scalable manufacturing. An IND amendment with the improved formulation has been submitted to the FDA that also includes additional validation data supporting an alternative critical reagent used in INKmune® manufacturing, improving supply chain redundancy.

●	Safety of INKmune® remains excellent. There have been more than 30 administrations of INKmune® in the mCRPC study given on an out-patient basis, with no significant drug related adverse events or episodes of cytokine release syndrome (CRS). Combining the experience with INKmune® from the MDS/AML and mCRPC trials, over 40 infusions of INKmune® have been given safely without the need for conditioning therapy, pre-medication, or cytokine support.

Corporate:

●	Completed repayment of outstanding Silicon Valley Bank term loan in December.

●	Executed securities purchase agreements with new and existing institutional investors and certain directors, officers and employees of the Company for total gross proceeds of approximately $27.5 million. As part of the offerings, the company issued approximately 3.9 million warrants to purchase common stock. The term of the warrants may be accelerated with positive AD02 data as defined in the warrant agreements, which if exercised for cash will raise approximately $30 million dollars.

●	Sold shares of common stock through the ATM program during 2024 for total gross proceeds of approximately $2.4 million. Between January 1, 2025, and March 27, 2025, sold shares of common stock through the ATM program for total gross proceeds of approximately $5.4 million.

●	Joined the broad-market Russell 3000® Index at the conclusion of the 2024 Russell US Indexes annual reconstitution, effective as of July 1, 2024.

●	Received a research and development rebate from Australia in July of approximately $2.5 million USD.

Upcoming Events and Milestones:

●	Top line cognitive results and secondary endpoints from the AD02 trial in Alzheimer’s Disease will be available in June 2025.

●	Data from the ongoing INKmune® trial in mCRPC will be released as they become available. The next data set should be released in Q2 or Q3, 2025.

●	A Phase II trial of XPro™ in patients with Treatment-Resistant Depression will begin enrollment soon once the NIH releases funds for the trial.

●	Anticipate filing a BLA in RDEB in 2025 or early 2026 followed by MAA application in the UK and EU. If approved on or prior to September 2026, CORDstrom™ could be eligible for a Priority Review Voucher.

Financial Results for the Year Ended December 31, 2024:

●	Net loss attributable to common stockholders for the year ended December 31, 2024 was approximately $42.1 million, compared to approximately $30.0 million during the year ended December 31, 2023.

●	Research and development expenses totaled approximately $33.2 million for the year ended December 31, 2024, compared to approximately $20.3 million during the year ended December 31, 2023.

●	General and administrative expenses were approximately $9.5 million for the year ended December 31, 2024, compared to approximately $9.6 million during the year ended December 31, 2023.

●	Other income, net, was approximately $0.6 million for the year ended December 31, 2024, compared to other expense, net, of approximately $0.3 million during the year ended December 31, 2023.

●	As of December 31, 2024, the Company had cash and cash equivalents of approximately $20.9 million.

●	As of March 27, 2025, the Company had approximately 22.9 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio 2024 Year End Conference Call when reaching an operator.

Date: March 27, 2025
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-800-225-9448 or 1-203-518-9708 (international): 1-203-518-9808
Conference ID: INMUNE

A live audio webcast of the call can be accessed by clicking here or using this link: https://viavid.webcasts.com/starthere.jsp?ei=1704589&tp_key=4727e947f4

A transcript will follow approximately 24 hours from the scheduled call. A telephone replay will also be available for approximately 30 days by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 11157984.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About CORDStrom™

CORDStrom™ is a patent-pending cell medicine comprising aseptic, allogeneic, pooled human umbilical cord-derived mesenchymal stromal cells (hucMSCs) in suspension for injection or infusion. The CORDStrom™ platform leverages, among other things, proprietary screening, pooling and expansion techniques to create off-the-shelf, allogeneic, pooled hucMSCs as medicines to treat complex inflammatory diseases. CORDStrom™ products are designed to provide high-quality, off-the-shelf, batch-to-batch consistent, scalable, cGMP manufactured, potent cellular medicines that can be produced at low cost and with repeatable specification independent of donor characteristics. The CORDStrom™ product platform shares many similarities, including reagents, equipment, and procedures, with the Company’s INKmune® oncology product, enabling the Company to leverage economies of scale, experienced staff, and other resources to strategically manufacture both products in a rotational campaign with resource and environmental efficiencies.

Initially developed at the INKmune® manufacturing facilities utilizing UK academic grant funding, CORDStrom™ is an MSC product platform that shows promise as a first systemic therapy for potentially treating RDEB and many other debilitating conditions. While the first generation CORDStrom™ product is agnostic to disease indication, the platform enables creation of indication-specific products, which can be tuned for optimization of anti-inflammatory, immunomodulatory, wound healing, and other characteristics.

About INKmune®

INKmune® is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells).  INKmune® treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune® primed tumor killing NK cells have persisted for more than 100 days. These cells function in the hypoxic TME because due to upregulated nutrient receptors and mitochondrial survival proteins.

INKmune® is a patient friendly drug treatment that does not require pre-medication, conditioning or additional cytokine therapy to be given to the patients. INKmune® is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune® is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer.  INKmune® is treating patients in an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune® developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer and is currently in trials in metastatic castration-resistance prostate cancer. The third program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. INmune Bio’s product platforms utilize a precision medicine approach for diseases driven by chronic inflammation and cancer. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune® are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:

David Moss
Chief Financial Officer
(858) 964-3720
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC. CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,922	$35,848
Research and development tax credit receivable	1,181	1,905
Other tax receivable	228	537
Prepaid expenses and other current assets	331	1,510
Prepaid expenses – related party	-	142
TOTAL CURRENT ASSETS	22,662	39,942

Operating lease – right of use asset	307	414
Other assets	79	131
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$39,562	$57,001

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,539	$7,901
Accounts payable and accrued liabilities – related parties	25	35
Deferred liabilities	517	489
Current portion of long-term debt, net	-	9,921
Operating lease, current liability	140	119
TOTAL CURRENT LIABILITIES	7,221	18,465

Long-term operating lease liability	244	397
TOTAL LIABILITIES	7,465	18,862

COMMITMENTS AND CONTINGENCIES

Redeemable common stock, $0.001 par value; 0 and 75,697 shares issued and outstanding, respectively (Note 9)	-	799

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 22,280,451 and 17,950,776 shares issued and outstanding, respectively	22	18
Additional paid-in capital	195,754	159,143
Accumulated other comprehensive loss	(575)	(799)
Accumulated deficit	(163,104)	(121,022)
TOTAL STOCKHOLDERS’ EQUITY	32,097	37,340

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$39,562	$57,001

INMUNE BIO INC. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 (In thousands, except share and per share amounts)

	2024	2023
REVENUE	$14	$155

OPERATING EXPENSES
General and administrative	9,483	9,623
Research and development	33,166	20,273
Total operating expenses	42,649	29,896

LOSS FROM OPERATIONS	(42,635)	(29,741)

OTHER INCOME (EXPENSE), NET
Other income (expense), net	553	(267)
Total other income (expense), net	553	(267)

NET LOSS	$(42,082)	$(30,008)

Net loss per common share – basic and diluted	$(2.11)	$(1.67)

Weighted average number of common shares outstanding – basic and diluted	19,944,304	17,980,791

COMPREHENSIVE LOSS
Net loss	$(42,082)	$(30,008)
Other comprehensive income (loss) – foreign currency translation	224	(100)
Total comprehensive loss	$(41,858)	$(30,108)

INMUNE BIO INC. CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 (In thousands)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,082)	$(30,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,605	7,368
Accretion of debt discount	79	224
Changes in operating assets and liabilities:
Research and development tax credit receivable	724	6,194
Other tax receivable	309	(175)
Prepaid expenses and other current assets	1,179	2,517
Prepaid expenses – related party	142	(108)
Other assets	52	(32)
Accounts payable and accrued liabilities	(1,362)	2,695
Accounts payable and accrued liabilities – related parties	(10)	26
Deferred liabilities	28	(127)
Accrued liability – long-term	-	(550)
Operating lease liability	(25)	(4)
Net cash used in operating activities	(33,361)	(11,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock and warrants	27,789	775
Repayment of debt	(10,000)	(5,000)
Net proceeds from the exercise of stock options	422	-
Net cash provided by (used in) financing activities	18,211	(4,225)

Impact on cash from foreign currency translation	224	(100)

NET DECREASE IN CASH	(14,926)	(16,305)
CASH AT BEGINNING OF YEAR	35,848	52,153
CASH AT END OF YEAR	$20,922	$35,848

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$1,690	$1,778